Exhibit 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement No. 33-61025 of Del Electronics Corp. and subsidiaries on Form S-3 of our report dated October 23, 1995, appearing in this Annual Report on Form 10-K of Del Electronics Corp. and subsidiaries for the fiscal year ended July 29, 1995.








/S/DELOITTE & TOUCHE LLP
------------------------
DELOITTE & TOUCHE LLP


New York, New York
November 6, 1995